                                                                    Exhibit 23.7

                      Mindray Medical International Limited

     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, Ronald Ede, consent to be named in the Registration Statement on Form F-1 of Mindray Medical International Limited and in all amendments and supplements thereto, as a proposed member of the board of directors of Mindray Medical International Limited

Dated: August 31, 2006

                                                   /s/  Ronald Hao Xi Ede
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                                                   Ronald Hao Xi Ede